Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 2

Dated as of April 19, 2010

to

LOAN AGREEMENT

Dated as of June 19, 2006

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of April 19, 2010 by and among H.B. Fuller Company (the “Company”), the financial institutions listed on the signature pages hereof (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), under that certain Loan Agreement dated as of June 19, 2006 by and among the Company, the Lenders and the Agent (the “Loan Agreement”). Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

WHEREAS, the Company, the Lenders party hereto and the Agent have agreed to amend the Loan Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Agent have agreed to the following amendments to the Loan Agreement.

1. Amendments to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

(a) The definition of “Alternate Base Rate” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “BBA Libor Rates Page 3750” appearing therein and to replace such phrase with the phrase “Screen LIBOR01”.

(b) The definition of “Existing Note Agreements” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Existing Note Agreements” means (a) that certain Note Agreement dated as of December 19, 1994 regarding $12,000,000 8.73% Senior Notes, Series D, due April 28, 2010, (b) that certain Note Agreement dated as of June 2, 1998 regarding $125,000,000 6.60% Senior Notes due June 2, 2010, and (c) that certain Note Purchase Agreement dated as of December 16, 2009 regarding $17,000,000 5.13% Senior Notes, Series A, due December 16, 2016, $33,000,000 5.13% Senior Notes, Series B, due December 16, 2019, $35,000,000 5.61% Senior Notes, Series C, due December 16, 2019, and $65,000,000 5.61% Senior Notes, Series D, due February 24, 2020; together with all promissory notes and other documents, instruments and agreements issued thereunder or relating thereto.

(c) The definition of “Index Debt” appearing in Section 1.01 of the Loan Agreement is hereby amended to insert the word “rated” after the word “means”.

(d) The definition of “LIBO Rate” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “BBA Libor Rates Page 3750” appearing therein and to replace such phrase with the phrase “Screen LIBOR01”.

(e) The definition of “Loan Documents” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Loan Documents” means this Agreement, the Subsidiary Guaranty, any promissory notes executed and delivered pursuant to Section 2.10(e), any intercreditor agreement contemplated by the last sentence of Section 6.02 and any and all other instruments and documents executed and delivered in connection with any of the foregoing.

(f) The definition of “Material Indebtedness” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the reference to “$15,000,000” appearing therein and to replace therefor a reference to “$20,000,000”.

(g) The definition of “Obligations” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates under any Swap Agreement or in respect of any of the Loans made or other instruments at any time evidencing any thereof.

(h) The definition of “Permitted Receivables Facility Assets” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Permitted Receivables Facility Assets” shall mean (a) Receivables (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (b) loans to the Borrower and its Subsidiaries secured by Receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and its Subsidiaries which are made pursuant to the Permitted Receivables Facility.

(i) Each of the definition of “Revolving Facility” and “Revolving Facility Agreement” appearing in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “December 14, 2005” appearing therein and to replace such phrase with the phrase “April 19, 2010” and to delete the phrase “National Association” appearing therein and to replace such phrase with the phrase “N.A.”.

(j) The definition of “Subsidiary Guarantor” appearing in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Subsidiary Guarantor” means each Material Subsidiary (other than Affected Foreign Subsidiaries and H.B. Fuller Automotive Borrower) that is party to the Subsidiary Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

(k) Section 1.01 of the Loan Agreement is hereby amended to add the following definitions thereto in appropriate alphabetical order:

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing.

“SEC” means the United States Securities and Exchange Commission.

(l) Section 1.04 of the Loan Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.”

(m) Section 2.13(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal and interest of any Loan, 2% plus the rate otherwise applicable thereto as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.”

(n) Section 3.08 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.”

(o) Sections 5.01(a), (b) and (e) of the Loan Agreement are each hereby amended and restated in its entirety as follows:

(a) within 105 days after the end of each fiscal year of the Borrower (or, if earlier, no later than five (5) Business Days after the date that the Annual

Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP, KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, no later than five (5) Business Days after the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;”

(p) Section 5.01 is hereby further amended to insert the following sentence at the end thereof as follows:

“All financial statements, certificates (other than the compliance certificates required by clause (c) above) and other items required to be furnished to the Administrative Agent under Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website address; or (ii) on which such documents are available via the EDGAR system (or any successor system) of the SEC on the internet; provided that the Borrower shall notify (which notice may be made by facsimile or electronic mail) the Administrative Agent of the posting of any such documents.”

(q) Section 5.09 of the Loan Agreement is hereby amended to delete the phrase “which also qualifies as a Subsidiary Guarantor” appearing therein and to replace such phrase with the phrase “which also qualifies as a Material Subsidiary”.

(r) The Loan Agreement is hereby amended by inserting a new Section 5.10 as follows:

“SECTION 5.10 Most Favored Lender Status. (a) If the Borrower enters into any amendment or other modification of the Existing Note Agreements that results in one or more additional or more restrictive Financial Covenants than those contained in this Agreement, then the terms of this Agreement, without any further action on the part of the Borrower, the Administrative Agent or any of the Lenders, will unconditionally be deemed on the date of execution of any such amendment or other modification to be automatically amended to include each such additional or more restrictive Financial Covenant, together with all definitions relating thereto, and any event of default in respect of any such additional or more restrictive covenant(s) so included herein shall be deemed to be an Event of Default under clause (e) of Article VII, subject to all applicable terms and provisions of this Agreement, including, without limitation, all grace periods, all limitations in application, scope or duration, and all rights and remedies exercisable by the Administrative Agent and the Lenders hereunder. For purposes of this Section 5.10, “Financial Covenant” means any covenant (or other provision having similar effect) the subject matter of which pertains to measurement of the Borrower’s financial condition or financial performance, including a measurement of the Borrower’s leverage, ability to cover expenses, earnings, net income, fixed charges, interest expense, net worth or other component of the Borrower’s consolidated financial position or results of operations (however expressed and whether stated as a ratio, a fixed threshold, as an event of default or otherwise).

(b) If, after the date of execution of any amendment or modification under the Existing Note Agreements that results in the amendment or deemed amendment of this Agreement as contemplated in Section 5.10(a), the subject Financial Covenant is excluded, terminated, loosened, relaxed, amended or otherwise modified under the Existing Note Agreements, or the Existing Note Agreements themselves are terminated and not replaced, then such Financial Covenant, without any further action on the part of the Borrower, the Administrative Agent or any of the Lenders, shall unconditionally be deemed on the date of execution of any such amendment or modification to be then and thereupon be so excluded, terminated, loosened, relaxed or otherwise amended or modified under this Agreement and subparagraph (e) of Article VII shall be modified accordingly, or if the Existing Note Agreements themselves are terminated and not replaced, such Financial Covenant shall be deemed on the date of such termination to provide as it would have in the absence of any amendment or deemed amendment of this Agreement as contemplated in Section 5.10(a); provided that (i) if a Default or Event of Default shall exist at the time any such Financial Covenant is to be so excluded, terminated, loosened, relaxed, amended or modified under this Agreement pursuant to this Section 5.10(b), the prior written consent thereto of the Required Lenders shall be required as a condition to the exclusion, termination, loosening, relaxation or other amendment or modification of any such Financial Covenant for so long as such Default or Event of Default continues to exist; (ii) in any and all events, the affirmative and negative covenants and related definitions and Events of Default contained in this Agreement as in effect on the date of this Agreement or as subsequently amended (other than pursuant to operation of Section 5.10(a)) shall not in any event be deemed or construed to be excluded, terminated, loosened or relaxed by operation of the terms of this Section 5.10(b), and only any such Financial Covenant included pursuant to Section 5.10(a) shall be so excluded, terminated, loosened, relaxed, amended or otherwise modified pursuant to the terms hereof; and (iii) in no event shall any Financial Covenant as in effect on the date of this Agreement or as subsequently amended (other than pursuant to operation of Section 5.10(a)) be deemed or construed to be excluded, terminated, loosened or relaxed pursuant to this Section 5.10(b) in a manner that would cause such Financial Covenant to be excluded, terminated, loosened, relaxed, amended or otherwise made less restrictive than as in effect on the date of this Agreement or as subsequently amended (other than pursuant to operation of Section 5.10(a)).”

(s) Section 6.02(d) of the Loan Agreement is hereby amended to add the phrase “(or 100% in the case of Capital Lease Obligations)” after the phrase “90%” appearing in clause (iii) therein.

(t) Section 6.02 of the Loan Agreement is hereby amended to add the following paragraph at the end thereof:

“Notwithstanding any of the foregoing, in the event that at any time the Borrower or any Subsidiary provides a Lien to or for the benefit of any of the holders of the notes under any Existing Note Agreement, then the Borrower will, and will cause each of its Subsidiaries that has provided any such Lien to concurrently grant to and for the benefit of the Lenders and the Administrative Agent a similar first priority Lien (subject only to Liens otherwise permitted by this Section 6.02, and ranking pari passu with the Lien provided to or for the benefit of the holders of the notes under such Existing Note Agreement), over the same assets, property and undertaking of the Borrower and the Subsidiaries as those encumbered in respect of such Existing Note Agreement, in form and substance reasonably satisfactory to the Administrative Agent with such security to be the subject of an intercreditor agreement among the Administrative Agent, on behalf of the Lenders, and the holders of notes under such Existing Note Agreement, which shall be reasonably satisfactory in form and substance to the Administrative Agent.”

(u) Section 6.08 of the Credit Agreement is hereby amended to delete the reference to “imposed by law or by this Agreement or by the Revolving Facility Agreement” appearing therein and to replace therefor a reference to “imposed by law or by this Agreement or by the Revolving Facility Agreement or by any Existing Note Agreement or by any financings from time to time permitted by Section 6.01(j) (such financings permitted by Section 6.01(j), the “Permitted Financings”) so long as, in the case of Permitted Financings, such prohibition, restriction or condition is customary for the Indebtedness under the Permitted Financings”.

(v) Article VII of the Loan Agreement is hereby amended by inserting the phrase “(including any Financial Covenant incorporated pursuant to Section 5.10)” after the word “Agreement” in clause (e).

(w) Article VII of the Loan Agreement is hereby amended by deleting the word “obligations” in sub-clause (ii) of the final paragraph and replacing such reference with the word “Obligations”.

(x) Article VIII of the Loan Agreement is hereby amended by deleting the first paragraph in its entirety and replacing such paragraph with the following:

“Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.”

(y) Section 9.01(b) is hereby amended by inserting the following sentence at the end thereof:

“In furtherance of the foregoing, the Borrower may provide documents to the Administrative Agent by e-mail (including in .pdf format) at such e-mail address as the Administrative Agent may from time to time specify by notice to the Borrower made in accordance with the requirements of Section 9.01(a).”

(z) Section 9.04(b)(ii)(A) is hereby amended by inserting the phrase “or an Approved Fund” after the phrase “an Affiliate of a Lender”.

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Agent shall have received (i) counterparts of this Amendment duly executed by the Company, the Required Lenders and the Agent and the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors, (ii) such other instruments and documents as are reasonably requested by the Agent and (iii) from the Company payment and/or reimbursement of the Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including reasonable legal fees and expenses) in connection with this Amendment.

3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement as amended hereby constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

(b) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Article III of the Loan Agreement, as amended hereby, are true and correct, except for representations and warranties made with reference solely to an earlier date.

4. Reference to and Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 1 hereof, each reference to the Loan Agreement in the Loan Agreement or any other Loan Document shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended above, the Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

H.B. FULLER COMPANY, as the Company

By:	/s/ Cheryl A. Reinitz
Name:	Cheryl A. Reinitz
Title:	Vice President and Treasurer

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Mike Kelly
Name:	Mike Kelly
Title:	Vice President

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

CITIBANK, N.A., as a Lender

By:	/s/ Shannon Sweeney
Name:	Shannon Sweeney
Title:	Vice President

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Phillip J. Lynch
Name:	Phillip J. Lynch
Title:	Vice President

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Edward B. Hanson
Name:	Edward B. Hanson
Title:	Assistant Vice President

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian Buck
Name:	Brian Buck
Title:	Director

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Anu Agarwal
Name:	Anu Agarwal
Title:	Vice President

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alison L. Kirker
Name:	Alison L. Kirker
Title:	Chief Officer

Signature Page to Amendment No. 2

H.B. Fuller Company

Loan Agreement dated as of June 19, 2006

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Loan Agreement dated as of June 19, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among H.B. Fuller Company (the “Company”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., in its individual capacity as a Lender and in its capacity as contractual representative (the “Agent”), which Amendment No. 2 is dated as of April 19, 2010 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Loan Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Loan Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Loan Agreement contained in the above-referenced documents shall be a reference to the Loan Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: April 19, 2010

SPECIALTY CONSTRUCTION BRANDS, INC.

By:	/s/ Cheryl A. Reinitz
Name:	Cheryl A. Reinitz
Title:	Treasurer